UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 883-0083

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On November 28, 2018, ALJ Regional Holdings, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Financing Agreement, dated as of August 14, 2015 (as amended and restated from time to time, the “Financing Agreement”), by and among the Company, Faneuil, Inc. (“Faneuil”), Floors-N-More, LLC, Phoenix Color Corp., each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent for the lenders (the “Collateral Agent”), and PNC Bank, National Association, as administrative agent for the lenders (the “Administrative Agent”). The Fourth Amendment was entered into by the Company to amend certain terms and covenants in order to support the continued growth of the Company and the associated increase in cash capital expenditures for the buildout of three new customer call centers at Faneuil to support anticipated increased contract awards.

The amended terms and covenants under the Fourth Amendment include, among other amendments:

(i)	an increase in the size of the term loan facility by $5.0 million;
(ii)	a reduction in the size of the revolving credit facility by $5.0 million, with a sub-facility for the issuance of letters of credit in an aggregate amount not to exceed $15 million;
(iii)

an adjustment to the fixed charge coverage ratio applicable to the Company from 1.25:1.00 to (a) 1.05:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2018 through the fiscal quarter ending September 30, 2020 and (b) 1.10:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2020 and for each fiscal quarter thereafter;

(iv)

a stepdown in the leverage ratio financial covenant applicable to the Company from (a) 3.50:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2018 through the fiscal quarter ending September 30, 2020, to (b) 3.25:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2020 through the fiscal quarter ending September 30, 2021, to (c) 3.00:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2021 through the fiscal quarter ending September 30, 2022 and to (d) 2.75:1.00 for each fiscal quarter beginning with the fiscal quarter ending December 31, 2022 and for each fiscal quarter thereafter; and

(v)	subject to a cap, the exclusion from certain capital expenditures incurred by the Company in the calculation of the Company’s compliance with its financial covenants.

In addition, the Fourth Amendment requires the Company, under certain circumstances, to secure not less than $5.0 million of equity or subordinated debt financing on or before February 28, 2019, which additional capital will be used to repay a portion of the term loan (the “Alternative Financing Requirement”).

The foregoing description of the Fourth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 hereto, the Third Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2017, the Second Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Commission on May 30, 2017, the First Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Commission on July 20, 2016, and the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 10-12B/A, previously filed with the Commission on March 28, 2016.

Backstop Letter Agreement

On November 28, 2018, in connection with the Fourth Amendment, the Company entered into a Backstop Letter Agreement with Jess Ravich, the Company’s Chairman and Chief Executive Officer. Pursuant to the Backstop Letter Agreement, Mr. Ravich will provide a “backstop” that would enable the Company to satisfy the Alternative Financing Requirement by agreeing, if the Company is unable to locate alternative financing on terms, conditions and timing reasonably acceptable to it and if required by the Collateral Agent, to purchase $5.0 million of subordinated debt from Collateral Agent on or before the date that is 2 business days following the delivery by Collateral Agent of a written demand that the Alternative Financing Requirement be satisfied, but in no event earlier than 2 business days following February 28, 2019.  In consideration of Mr. Ravich entering into such backstop arrangement, the Company’s Audit Committee and independent directors reviewed, approved and agreed to a backstop fee package, pursuant to which the Company would (i) pay to Mr. Ravich’s trust a one-time backstop fee of $100,000, payable in cash at the time of the Fourth Amendment closing, and (ii) if the purchase of such subordinated debt is required by the Collateral Agent and the Company has failed to secure a financing alternative more advantageous to the Company, to issue to Mr. Ravich’s trust a five year warrant (the “Warrant”) to purchase 1,500,000 shares of common stock of the Company at an exercise price equal to the average closing price of the Company’s common stock as reported on The Nasdaq Stock Market for the 30 trading days preceding the date of issuance of the Warrant.

The foregoing description of the Backstop Letter Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Backstop Letter Agreement, which is filed as Exhibit 10.2 hereto.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 with respect to the Fourth Amendment is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1

Fourth Amendment to Financing Agreement, dated as of November 28, 2018, by and among the Company, Faneuil, Inc., Floors-N-More, LLC, Phoenix Color Corp., each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent for the lenders, and PNC Bank, National Association, as administrative agent for the lenders

10.2	Backstop Letter Agreement, dated as of November 28, 2018, between the Company and Jess Ravich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

November 30, 2018	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)